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                                                                   EXHIBIT 24.01

                                POWER OF ATTORNEY

    Each person whose signature appears below does hereby: (i) make, constitute and appoint DAVID M. JOHNSON, NEAL S. WOLIN, ROBERT J. PRICE and BRIAN S. BECKER, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of The Hartford Financial Services Group, Inc. (the "Company"), one or more Registration Statements of the Company on Form S-4 (the "Registration Statement") for the registration of an exchange offer of senior notes in an aggregate principal amount of $320 million, in connection with the Registration Rights Agreement, dated July 10, 2003, between the Company, Banc of America Securities LLC, Wachovia Capital Markets, LLC and Banc One Capital Markets, Inc., and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments), and any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision; (ii) give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do in person, with full power of substitution and resubstitution; and (iii) ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned have hereunto subscribed this power of attorney this 17th day of July, 2003.

/s/ Rand V. Araskog                               /s/ Ramani Ayer
--------------------------                        ---------------------------
Rand V. Araskog                                   Ramani Ayer

/s/ Donald R. Frahm                               /s/ David M. Johnson
--------------------------                        ---------------------------
Donald R. Frahm                                   David M. Johnson

/s/ Edward J. Kelly, III                          /s/ Paul G. Kirk, Jr.
--------------------------                        ---------------------------
Edward J. Kelly, III                              Paul G. Kirk, Jr.

/s/ Thomas M. Marra                               /s/ Gail J. McGovern
--------------------------                        ---------------------------
Thomas M. Marra                                   Gail J. McGovern

/s/ Robert J. Price                               /s/ Robert W. Selander
--------------------------                        ---------------------------
Robert J. Price                                   Robert W. Selander

/s/ Charles B. Strauss                            /s/ H. Patrick Swygert
--------------------------                        ---------------------------
Charles B. Strauss                                H. Patrick Swygert

/s/ Gordon I. Ulmer                               /s/ David K. Zwiener
--------------------------                        ---------------------------
Gordon I. Ulmer                                   David K. Zwiener